    As filed with the Securities and Exchange Commission on November 4, 1999

                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PEREGRINE SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                      95-3773312
  (State of incorporation)               (I.R.S. Employer Identification No.)

                             12670 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
                    (Address of principal executive offices)

         KNOWLIX CORPORATION AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                                RICHARD T. NELSON
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                             DOUGLAS H. COLLOM, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

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                                               CALCULATION OF REGISTRATION FEE
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                                                                        PROPOSED          PROPOSED
                                                     MAXIMUM             MAXIMUM          MAXIMUM
                                                      AMOUNT            OFFERING         AGGREGATE            AMOUNT OF
                                                      TO BE             PRICE PER         OFFERING          REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED (1)       REGISTERED (1)          SHARE            PRICE                 FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value) issuable under
the Knowlix Corporation Amended and Restated
1997 Stock Option Plan.......................       34,504 SHARES       $ 8.7662        $302,468.96         $84.09
                 TOTAL ......................       34,504 SHARES                       $302,468.96         $84.09
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

(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $8.7662 per share covering the authorized but unissued shares under the Knowlix Corporation Amended and Restated 1997 Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Peregrine Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Annual Report on Form 10-Q for the quarterly period June 30, 1999 filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1997 pursuant to
Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

         Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors o the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under General Corporation Law of Delaware.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, pursuant to the terms of the Agreement and Plan of Reorganization by and among the Registrant, KC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Knowlix Corporation, an Delaware corporation ("Knowlix") dated as of September 29,

1999 (the "Merger Agreement"), whereby Merger Sub will merge with and into Knowlix (the "Merger") with Knowlix continuing as the surviving corporation as a wholly-owned subsidiary of the Registrant (the "Surviving Corporation"), the Registrant has agreed to fulfill and honor in all respects the obligations of Knowlix pursuant to any indemnification agreements between Knowlix and its directors and officers as of the Effective Time (as defined in the Merger Agreement) (the "Indemnified Parties") and any indemnification provisions under Knowlix's Certificate of Incorporation or Bylaws as in effect immediately prior to the merger. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Knowlix as in effect immediately prior to the merger, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Knowlix, unless such modification is required by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

    EXHIBIT
     NUMBER                                       DESCRIPTION
----------------- -----------------------------------------------------------------------------
      5.1         Opinion of counsel as to legality of securities being registered.
     10.24        Knowlix Corporation Amended and Restated 1997 Stock Option Plan, as amended
     23.1         Consent of Arthur Andersen LLP, Independent Accountants for Peregrine
                  Systems, Inc.
     23.2         Consent of Counsel (contained in Exhibit 5.1)
     24.1         Power of Attorney (see page II-5)

ITEM 9.  UNDERTAKINGS

         (a) RULE 415 OFFERING The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (1) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 3rd day of November, 1999.

                                   PEREGRINE SYSTEMS, INC.

                                   By:   /s/ David A. Farley
                                       ----------------------------------------
                                        David A. Farley
                                        Senior Vice President, Finance and
                                        Administration, and Chief Financial
                                        Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN P. GARDNER AND DAVID A. FARLEY, AND EACH OF THEM, AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION IN EACH, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               Signature                                          Title                                   Date
-----------------------------------------  --------------------------------------------------------  ----------------
/s/ Stephen P. Gardner                     President and Chief Executive Officer (Principal          November 3, 1999
-----------------------------------------  Executive Officer) and Director
Stephen P. Gardner

/s/ David A. Farley                        Senior Vice President, Finance and Administration,        November 3, 1999
-----------------------------------------  and Chief Financial Officer (Principal Financial
David A. Farley                            Officer) and Director

/s/ John J. Moores                         Chairman of the Board of Directors                        November 3, 1999
-----------------------------------------
John J. Moores

/s/ Christopher A. Cole                    Director                                                  November 3, 1999
-----------------------------------------
Christopher A. Cole

/s/ Richard A. Hosley II                   Director                                                  November 3, 1999
-----------------------------------------
Richard A. Hosley II

/s/ Charles E. Noell III                   Director                                                  November 3, 1999
-----------------------------------------
Charles E. Noell III

/s/ Norris van den Berg                    Director                                                  November 3, 1999
-----------------------------------------
Norris van den Berg

/s/ Thomas G. Watrous, Sr.                 Director                                                  November 3, 1999
-----------------------------------------
Thomas G. Watrous, Sr.

/s/ Matthew C. Gless                       Principal Accounting Officer                              November 3, 1999
-----------------------------------------
Matthew C. Gless

                                      II-5